UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

TREE TOP INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3887 Pacific Street, Las Vegas, NV	89121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212.204.7926

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 10, 2016, Tree Top Industries, Inc. (the “Company”), dismissed M & K CPA’s, PLLC (“M & K”) as the Company’s independent public accountant. The auditor report by M & K to be contained in the financial statements of the Company for the year ended December 31, 2013, to be filed as part of the annual report on Form 10-K for the year ending December 31, 2014, will not contain an adverse opinion or disclaimer of opinion or be qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with M & K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on July 24, 1980 to December 31, 2013, nor from December 31, 2013 through September 30, 2014.

On March 10, 2016, the Company engaged Scrudato & Co., PA, as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Scrudato & Co., PA. The decision to hire Scrudato & Co., PA was approved by the Company’s Board of Directors.

On March 10, 2016, the Company provided M & K with its disclosures in the Current Report on Form 8-K disclosing the dismissal of M & K and requested in writing that M & K furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. However, M & K was unresponsive. Therefore, the Company was unable to obtain such letter.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: March 11, 2016	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board